SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 22, 2007

ALLIANCE DATA SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-15749	31-1429215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of principal executive offices)

(972) 348-5100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously announced, Alliance Data Systems Corporation (“Alliance Data” or the “Company”) has agreed to be merged with Aladdin Merger Sub, Inc. (the “Merger Sub”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2007, among the Company, Aladdin Holdco, Inc. and Merger Sub, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company will become an affiliate of The Blackstone Group.

On October 22, 2007, Alliance Data entered into an amendment (the “Amendment”) to the Note Purchase Agreement dated as of May 1, 2006 (the “Note Purchase Agreement”) in respect of the $250 million aggregate principal amount of its 6.00% Senior Notes, Series A, due May 16, 2009 and the $250 million aggregate principal amount of its 6.14% Senior Notes, Series B, due May 16, 2011 (collectively, the “Notes”) with all of the Holders (as defined in the Note Purchase Agreement) providing for a mandatory prepayment of all of the Notes on the date that the Merger is consummated, provided that the Merger is consummated not later than January 1, 2008. The Notes shall be repaid at 100% of the principal amount plus accrued and unpaid interest to the date of prepayment and the Make-Whole Amount (as defined in the Note Purchase Agreement) as determined for the prepayment date in accordance with the terms of the Amendment. The obligation of the Company to prepay the Notes pursuant to the terms of the Amendment is subject to and conditioned upon the occurrence of the Merger and shall be void and of no force and effect in the event that the Merger is abandoned or does not occur on or prior to January 1, 2008.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01 set forth above, which is incorporated herein by reference.

ITEM 8.01.	Other Events.

On October 15, 2007, Merger Sub announced that it had commenced a cash tender offer (the “Tender Offer”) in respect of the Notes. In connection with the Tender Offer, Merger Sub also solicited consents to proposed amendments to the Notes and the Note Purchase Agreement that would, among other things, eliminate substantially all of the restrictive covenants, eliminate certain of the events of default and modify or eliminate certain other provisions contained in the Notes and the Note Purchase Agreement. On October 15, 2007, the Company also announced that, pursuant to the terms of the Note Purchase Agreement, it had commenced a mandatory cash offer (the “Prepayment Offer,” and together with the Tender Offer, the “Offers”) to prepay all, but not less than all, of the Notes held by each Holder.

In connection with the Amendment, Merger Sub announced on October 23, 2007 that it has terminated its previously announced Tender Offer in respect of the Notes and the related consent solicitation to amend the terms of the Notes and the Note Purchase Agreement. In addition, the Company announced on October 23, 2007 that it has terminated its previously announced Prepayment Offer for the Notes. It is expected that the prepayment contemplated by the Amendment will be made in lieu of the Offers following the consummation of the Merger.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Note Purchase Agreement, dated as of October 22, 2007, by and among Alliance Data Systems Corporation and the Holders party thereto.

99.1	Press Release dated October 23, 2007 entitled “Note Purchase Agreement for Alliance Data Debt Securities Amended; Cash Tender Offer and Related Consent Solicitation and Prepayment Offer Terminated.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: October 23, 2007	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Note Purchase Agreement, dated as of October 22, 2007, by and among Alliance Data Systems Corporation and the Holders party thereto.

99.1	Press Release dated October 23, 2007 entitled “Note Purchase Agreement for Alliance Data Debt Securities Amended; Cash Tender Offer and Related Consent Solicitation and Prepayment Offer Terminated.”

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